UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2011

FLEXSTEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. was held on December 12, 2011.  The proposal was as follows:

1.	To elect three (3) Class I Directors to serve until the year 2014 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

The results of the voting on the foregoing proposal was as follows:

Proposal		For	Against	Abstain	Broker Non-Votes
I.	Election of Directors
	Nominee
	Ronald J. Klosterman	5,335,528	57,556	72,180	0
	Thomas M. Levine	5,390,616	2,468	72,180	0
	Robert J. Maricich	5,390,108	2,976	72,180	0

Item 8.01     Other Events.

On December 14, 2011, Flexsteel Industries, Inc. announces Lynn J. Davis to Chair Flexsteel’s Board of Directors. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1 – Press Release by Flexsteel Industries, Inc. on December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	December 14, 2011	By:	/s/ Timothy E. Hall
Timothy E. Hall
Senior Vice President-Finance, CFO,
Treasurer and Secretary
Principal Financial and Accounting Officer